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                                                                       EXHIBIT 2

MORGAN STANLEY DEAN WITTER

                                                     ONE FINANCIAL PLACE
                                                     440 SOUTH LASALLE STREET
                                                     CHICAGO, ILLINOIS 60605
                                                     (312) 706-4000

                                                                    July 9, 1999

Mr. John R. Curran
Vice President, Business Development
Industrial Products Segment
Textron Inc.
40 Westminster Street
Providence, Rhode Island 02903

Dear Jack:

     In connection with your consideration of a possible negotiated transaction with OmniQuip International, Inc. and/or its subsidiaries, affiliates or divisions (collectively, with such subsidiaries, affiliates and divisions, the "Company"), the Company is prepared to make available to you certain information concerning the business, financial condition, operations, assets and liabilities of the Company. As a condition of such information being furnished to you and your directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, "Representatives"), you agree to treat any information concerning the Company (whether prepared by the Company, its advisors or otherwise and irrespective of the form of communication) which is furnished to you or to your Representatives now or in the future by or on behalf of the Company (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

     The term "Evaluation Material" also shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by you or your Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to you or your Representatives pursuant hereto. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives in violation of this agreement; (ii) was within your possession prior to its being furnished to you by or on behalf of the Company pursuant hereto, provided that the source of such information was not known by you to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information; (iii) becomes available to you on a non-confidential basis from a source other than the Company or any of its Representatives, provided that such source is not, to your knowledge, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information; or (iv) information that was or is developed by you independently from the information disclosed by the Company or any of its Representatives.

     You hereby agree that you and your Representatives shall use the Evaluation Material solely for the purpose of evaluating a possible negotiated transaction between the Company and you, that the Evaluation Material will be kept confidential and that you and your Representatives will not disclose any of the Evaluation Material in any manner whatsoever, provided, however, that (i) you may make any disclosure of such information to which the Company gives its prior written consent; and (ii) any of such information may be disclosed to your Representatives who need to know such information for the sole purpose of evaluating a possible negotiated transaction with the Company, who agree to keep such information confidential and who are provided with a copy of this letter agreement and agree to be bound by the terms hereof to the same extent as if they were parties hereto. In any event, you shall be responsible for any breach of this letter agreement by
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Textron, Inc.
July 9, 1999
Page  2

any of your Representatives and you agree, at your sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain your Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material.

     In addition, you agree that, without the prior written consent of the Company, you and your Representatives will not disclose to any other person the fact that the Evaluation Material has been made available to you, that discussions or negotiations are taking place concerning a possible transaction involving the Company or any of the terms, conditions or other facts with respect thereto (including the status thereof), provided that you may make such disclosure if your General Counsel determines, and advises the Company of such in writing prior thereto, that such disclosure must be made by you in order that you not commit a violation of law or stock exchange rules and regulations. Without limiting the generality of the foregoing, you further agree that, without the prior written consent of the Company, you will not, directly or indirectly, enter into any agreement, arrangement or understanding, or any discussions which might lead to such agreement, arrangement or understanding, with any person regarding a possible transaction involving the Company. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity.

     In the event that you or any of your Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Evaluation Material, you shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, you or any of your Representatives are nonetheless, in the opinion of your General Counsel, legally compelled to disclose Evaluation Material to any tribunal or else stand liable for contempt or suffer other censure of penalty, you or your Representatives may, without liability hereunder, disclose to such tribunal only that portion of the Evaluation Material which such counsel advises you is legally required to be disclosed, provided that you exercise your reasonable best efforts to preserve the confidentiality of the Evaluation Material, including, without limitation, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material by such tribunal.

     If you decide that you do not wish to proceed with a transaction with the Company, you will promptly inform the Company of that decision. In that case, or at any time upon the request of the Company for any reason, you will promptly deliver to the Company all Evaluation Material (and all copies thereof) furnished to you or your Representatives by or on behalf of the Company pursuant hereto. In the event of such a decision or request, all other Evaluation Material prepared by you or your Representatives shall be destroyed and no copy thereof shall be retained. Notwithstanding the return or destruction of the Evaluation Material, you and your Representatives will continue to be bound by your obligations of confidentiality and other obligations hereunder for a period of three (3) years after the date this letter is signed by you.

     You understand and acknowledge that neither the Company nor any of its Representatives (including the Company's directors, officers, employees, or agents) make any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor any of its Representatives (including any of the Company's directors, officers, employees, or agents) shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. Only those representations or warranties which are made in a final definitive agreement regarding any transactions contemplated hereby, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

     In consideration of the Evaluation Material being furnished to you, you hereby agree that, for a period of three (3) years from the date hereof, neither you nor any of your affiliates will solicit to employ any of the
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Textron, Inc.
July 9, 1999
Page  3

current officers or key employees of the Company with whom you have had contact or who were specifically identified to you during the period of your investigation of the Company, so long as they are employed by the Company, without obtaining the prior written consent of the Company; provided that the foregoing provision shall not prevent you from employing any such person who contacts you on his or her own initiative and without any solicitation by you, other than general solicitations not specifically directed towards employees of the Company.

     You agree that, for a period of eighteen (18) months from the date of this letter agreement, unless such shall have been specifically agreed to in writing by the Company, neither you nor any of your affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the "1934 Act")) will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries; (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (b) form, join or in any way participate in a "group" (as defined under the 1934 Act); (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or
(e) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Notwithstanding the foregoing, the provisions of this paragraph shall immediately terminate and be of no further force and effect in the event that any party (other then you or your affiliates), without the Company's consent, commences a tender offer (within the meaning of Rule 14d-2 of the General Rules and Regulations promulgated pursuant to the 1934 Act) for all or substantially all of the outstanding voting securities of the Company. For purposes of this paragraph, a company shall not be deemed to be your affiliate solely because one of your directors is a director of such other company.

     You understand and agree that no contract or agreement providing for any transaction involving the Company shall be deemed to exist between you and the Company unless and until a final definitive agreement has been executed and delivered, and you hereby waive, in advance, any claims (including, without limitation, breach of contract) in connection with any transaction contemplated by this letter agreement involving the Company unless and until you and the Company shall have entered into a final definitive agreement. You also agree that unless and until a final definitive agreement regarding a transaction between the Company and you has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this letter agreement except for the matters specifically agreed to herein. You further acknowledge and agree that the Company reserves the right, in its sole discretion, to reject any and all proposals made by you or any of your Representatives with regard to a transaction between the Company and you, and to terminate discussions and negotiations with you at any time. You further understand that (i) the Company and its Representatives shall be free to conduct any process for any transaction contemplated by this letter agreement involving the Company, if and as they in their sole discretion shall determine (including, without limitation, negotiating with any other interested parties and entering into a definitive agreement without prior notice to you or any other person); (ii) any procedures relating to such process or transaction may be changed at any time without notice to you or any other person; and (iii) you shall not have any claims whatsoever against the Company, its Representatives or any of their respective directors, officers, stockholders, owners, affiliates or agents arising out of or relating to any transaction contemplated by this letter agreement involving the Company (other than those as against the parties to a definitive agreement with you in accordance with the terms thereof). Neither this paragraph nor any other provision in this letter agreement can be waived or amended except by written consent of the
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Textron, Inc.
July 9, 1999
Page  4

Company, which consent shall specifically refer to this paragraph (or such provision) and explicitly make such waiver or amendment.

     It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

     It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this letter agreement by you or any of your Representatives and that the Company shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by you or this letter agreement but shall be in addition to all other remedies available at law or equity to the Company. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that there has been a breach of this letter agreement, then the breaching party shall pay to the other party the reasonable legal fees incurred by the non-breaching party in connection with such litigation, including any appeal therefrom.

     During consideration of a possible transaction, you may provide to the Company and/or its officers, directors, employees, Agents, or consultants (collectively "OmniQuip" certain non-public, confidential information concerning Textron Inc. If that occurs, OmniQuip agrees that the receipt and use of such information by OmniQuip will be subject to all of the confidentiality obligations of this letter agreement in the same manner as they are applicable to receipt and use of the Evaluation Material by you.

     This letter agreement shall supersede any prior letter agreement entered into by or on behalf of the Company and you and your Representatives concerning the subject matter hereof.

     This letter agreement is for the benefit of the Company and its directors, officers, stockholder, owners, affiliates, and agents, and shall be governed by and construed in accordance with the laws of the State of New York without regard to such jurisdiction's conflict of laws principles.
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Textron, Inc.
July 9, 1999
Page  5

     Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          OMNIQUIP INTERNATIONAL, INC.

                                          By: MORGAN STANLEY & CO.
                                              INCORPORATED

                                          By:  /s/ FRANCIS J. OELERICH III
                                            ------------------------------------
                                              Francis J. Oelerich III
                                              Managing Director

Accepted and agreed as
of the date first written above:

TEXTRON INC.

By:       /s/ JOHN R. CURRAN
    ----------------------------------
    Name: John R. Curran
    Title:  Vice President
            Business Development